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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration Of Certain Classes Of Securities
                     Pursuant To Section 12(b) Or (g) Of The
                         Securities Exchange Act Of 1934




                               R2 Technology, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



           Delaware                                           77-0347993
---------------------------------               --------------------------------
     (State of Incorporation                               (I.R.S. Employer
        or Organization)                                   Identification No.)



1195 West Fremont Avenue, Sunnyvale, California                    94087
-------------------------------------------------           --------------------
(Address of Principal Executive Offices)                         (Zip Code)


If this form relates to the                 If this form relates to the
registration of a class of securities       registration of a class of
pursuant to Section 12(g)                   securities pursuant to Section 12(b)
of the Exchange Act and is effective        of the Exchange Act and is effective
pursuant to General Instruction             pursuant to General Instruction
A. (d), please check the                    A. (c), please check the following
following box. [X]                          box. [ ]


Securities Act registration statement file number to which this form relates:
333-76084

Securities to be Registered Pursuant to Section 12(b) of the Act:   None.

Securities to be Registered Pursuant to Section 12(g) of the Act:

                         Common Stock, par value $0.001
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                                (Title of Class)


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Item 1.    Description of Registrant's Securities to be Registered.

         The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-76084) as originally filed with the Securities and Exchange Commission on December 28, 2001 and as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.    Exhibits.

         The following exhibits are filed herewith or are incorporated by reference as indicated below.

  Exhibit Number                             Description
  --------------                             -----------


       3.1* Amended and Restated Certificate of Incorporation, as currently in effect.

       3.2+ Form of Amended and Restated Certificate of Incorporation to be effective upon the completion of the Registrant's initial public offering.

       3.3*         Bylaws, as currently in effect.

       3.4+ Form of Amended and Restated Bylaws, to be effective upon completion of the Registrant's initial public offering.

       4.1+         Specimen Stock Certificate.

       4.2*         Amended and Restated Voting Agreement dated May 14, 1999.

       4.3* Amended and Restated Stockholder Rights Agreement, effective as of December 6, 2001.

       4.4* Amended and Restated First Refusal and Co-Sale Agreement, effective as of December 6, 2001.


       * Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of R2 Technology, Inc. filed by R2 Technology, Inc. December 28, 2001, as amended (Registration No. 333-76084).

       + To be filed by amendment to the Registration Statement on Form S-1 of R2 Technology, Inc. filed by R2 Technology, Inc. December 28, 2001, as amended (Registration No. 333-76084).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    February 11, 2002           R2 Technology, Inc.


                                    By:          /s/ Michael S. Klein
                                       -----------------------------------------
                                       Michael S. Klein
                                       President and Chief Executive Officer




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